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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tenet Healthcare Corporation

We consent to the incorporation by reference in Tenet Healthcare Corporation's registration statements on Form S-3 (Nos. 33-57801, 33-55285, 333-24955, 333-21867, 333-26621, 333-41907 and 333-74640), registration statements on Form S-4 (Nos. 33-57485, 333-18185, 333-74158 and 333-118751) and registration statements of Form S-8 (Nos. 33-50182, 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482 and 333-74216) of our reports dated March 9, 2006 with respect to (1) the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for the years ended December 31, 2005, 2004 and 2003, and related consolidated financial statement schedule, and (2) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appears in the Company's December 31, 2005 annual report on Form 10-K.

Our report with respect to the consolidated financial statements refers to a change in the Company's method of accounting for asset retirement obligations effective December 31, 2005, and a restatement of the consolidated financial statements as of December 31, 2004 and 2003.

/s/ KPMG LLP

KPMG LLP

Dallas, TX
March 9, 2006

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM